UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

VERU INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 North Miami Avenue, Suite 1000, Miami, Florida 33127
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2026 Annual Meeting of Shareholders (the "Annual Meeting") of Veru Inc. (the "Company") held on March 12, 2026, the Company’s shareholders approved a proposal to amend the Veru Inc. 2018 Equity Incentive Plan (the "Equity Incentive Plan") to (1) increase the number of shares of the Company’s Common Stock authorized for issuance under the Equity Incentive Plan from 2,600,000 shares to 5,850,000 shares, (2) increase the annual limit on awards to participants other than non-employee directors from 100,000 shares to 750,000 shares, and (3) increase the annual limit on awards to non-employee directors from 10,000 shares to 120,000 shares. A copy of the Equity Incentive Plan, as amended, is attached hereto as Exhibit 10.1.

A summary description of the terms of the Equity Incentive Plan is set forth in the Company's definitive proxy statement (the "Proxy Statement") on Schedule 14A filed with the Securities and Exchange Commission on January 28, 2026. The section of the Proxy Statement entitled "Proposal 3: Approval of the Amendment to the 2018 Equity Incentive Plan" from pages 26 to 33 is incorporated herein by reference.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on March 12, 2026. A total of 16,050,320 shares of the Company’s common stock were eligible to vote at the Annual Meeting. The matters voted on at the Annual Meeting were as follows:

1.	Election of Directors:

The following individuals were nominated for election to the Board of Directors for terms that expire at the next annual meeting of shareholders. All of the nominated directors were elected. The results of the vote on the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mitchell S. Steiner	5,381,201	394,511	4,423,999
Harry Fisch	5,483,627	292,085	4,423,999
Michael L. Rankowitz	5,331,961	443,751	4,423,999
Grace Hyun	5,384,328	391,384	4,423,999
Lucy Lu	5,435,927	339,785	4,423,999
Loren Katzovitz	5,498,489	277,223	4,423,999

2.	Ratification of Auditors:

The shareholders voted to ratify the appointment by the Company's Audit Committee of Cherry Bekaert LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,040,215	115,840	43,656	0

3.	Amendment of the Equity Incentive Plan:

The shareholders voted in favor of amending the Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,743,572	975,452	56,688	4,423,999

4.	Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The shareholders voted in favor of the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,476,916	735,523	563,273	4,423,999

5.	Adjournment Proposal:

The shareholders voted in favor of approving the adjournment of the Special Meeting if necessary or appropriate in the view of the Company’s Board of Directors, including to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,045,655	1,106,328	47,728	0

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Veru Inc. 2018 Equity Incentive Plan (as amended and restated effective March 12, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and
Chief Administrative Officer

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